UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 6, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Stock Purchase Agreement, dated as of May 6, 2009, by and between Chiesi Farmaceutici SpA and the Company.
EX-10.2 License and Distribution Agreement, dated as of May 6, 2009, between Chiesi Farmaceutici SpA and the Company.
EX-10.3 Governance Agreement, dated as of May 6, 2009.
EX-10.4 Stockholders Agreement, dated as of May 6, 2009.
EX-10.5 Registration Rights Agreement, dated as of May 6, 2009, by and between the Company and Chiesi Farmaceutici SpA.
EX-10.6 Registration Rights Agreement, dated as of May 6, 2009.
EX-10.7 Voting Agreement, dated as of May 6, 2009, by and between the Company and Chiesi Farmaceutici SpA.
EX-10.8 Voting Agreement, dated as of May 6, 2009.
EX-10.9 Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Craig A. Collard.
EX-10.10 Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Steven M. Lutz.
EX-10.11 Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and David Price.
EX-10.12 Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Brian Dickson, M.D.
EX-10.13 Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Joshua Franklin.
EX-10.14 Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Alan Roberts.

Item 1.01. Entry into a Material Definitive Agreement.
Stock Purchase Agreement
     On May 6, 2009, Cornerstone Therapeutics Inc. (the “Company”) and Chiesi Farmaceutici SpA (“Chiesi”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company agreed, subject to the terms and conditions set forth in the Stock Purchase Agreement, to issue and sell 11,902,741 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to Chiesi (the “Company Stock Sale”). The Stock Purchase Agreement provides that, in exchange for the shares to be issued to Chiesi, Chiesi will (i) grant the Company an exclusive ten-year license to distribute and market Chiesi’s Curosurf® product in the United States and (ii) pay the Company $15,465,075 in cash. Based on a per share consideration of $5.50, the aggregate consideration for the shares of Common Stock to be issued in the Company Stock Sale is approximately $65,465,075.
     The Stock Purchase Agreement contains customary representations and warranties of the Company and Chiesi made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Chiesi and may be subject to important qualifications and limitations agreed to by the Company and Chiesi in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between the Company and Chiesi rather than establishing matters as facts.
     The Stock Purchase Agreement contains customary representations, warranties and covenants by each of the Company and Chiesi, including, among others, covenants by the Company (i) to conduct its business in the ordinary course during the period between the execution of the Stock Purchase Agreement and the closing of the Company Stock Sale (the “Closing”); (ii) not to engage in certain specified transactions during such period, including declaring or paying any dividends or making any other distributions in respect of its capital stock; and (iii) following the Closing, if necessary, to issue additional shares to Chiesi so that Chiesi’s ownership as of the Closing equals 51% of the Common Stock on a Fully Diluted Basis (as defined in the Stock Purchase Agreement). The Company has also agreed (i) not to (x) solicit proposals relating to alternative business combination transactions or (y) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions and (ii) after the Closing, to hold a second meeting of its stockholders to approve certain amendments to the Company’s charter, including amendments necessary to effect the corporate governance provisions of the Governance Agreement described below.
     The board of directors of the Company has determined the Company Stock Sale to be fair to and in the best interest of the Company and its stockholders and adopted resolutions approving the Company Stock Sale and recommending the Company’s stockholders approve the Company Stock Sale.
     The Closing is subject to various customary closing conditions, including, among others, (i) approval by the Company’s stockholders of the Company Stock Sale, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) concurrent consummation of the Initial Stock Sale described below.
     The Stock Purchase Agreement contains certain termination rights for both the Company and Chiesi, and further provides that, upon termination of the Stock Purchase Agreement under certain circumstances, the Company may be obligated to pay Chiesi a termination fee of $2.5 million.

     The Stock Purchase Agreement contemplates that the Company’s certificate of incorporation and bylaws will be amended to incorporate certain corporate governance provisions consistent with the terms of the Governance Agreement described below.
     Concurrently with the execution and delivery of the Stock Purchase Agreement, Chiesi and two stockholders of the Company entered into a separate stock purchase agreement, pursuant to which two stockholders that are entities controlled by Craig A. Collard, the President and Chief Executive Officer of the Company, and Steven M. Lutz, the Executive Vice President, Manufacturing and Trade of the Company, agreed, among other things, to sell to Chiesi 1.6 million shares of Common Stock owned by such stockholders (the “Initial Stock Sale”). Following the closing of the Initial Stock Sale and the Closing, Chiesi will own approximately 51% of the outstanding Common Stock on a Fully Diluted Basis (as defined in the Stock Purchase Agreement).
     A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.
License and Distribution Agreement
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company and Chiesi entered into a License and Distribution Agreement (the “Distribution Agreement”), pursuant to which Chiesi will license and grant to the Company the exclusive distribution rights to Chiesi’s Curosurf® treatment in the United States for a ten-year term beginning, at Chiesi’s election, on one of three dates during the third or fourth quarters of 2009 (whether or not the Closing under the Stock Purchase Agreement has occurred by then), which will automatically renew for successive one-year periods unless specified prior written notice is given. Under the Distribution Agreement, the supply price for Curosurf® will equal the greater of a specified percentage of the net sales price for such product or the applicable floor price set forth in the Distribution Agreement. If the Closing contemplated by the Stock Purchase Agreement does not occur, Chiesi will have the right to terminate the Distribution Agreement.
     A copy of the Distribution Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Distribution Agreement is qualified in its entirety by reference to the full text of the Distribution Agreement.
Governance Agreement
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company, Chiesi and, solely with respect to certain sections identified therein, certain stockholders of the Company entered into a Governance Agreement (the “Governance Agreement”), which sets forth certain rights and obligations of the Company, Chiesi and such stockholders concerning, among other things, certain corporate governance matters, the voting of Chiesi’s shares of Common Stock, certain limitations on future acquisitions and dispositions of shares of Common Stock by Chiesi and certain rights of first offer to distribute and market the other party’s products. The Governance Agreement will become effective upon the Closing.
     On the date the Governance Agreement becomes effective, the Company’s board of directors will be reconstituted to consist of its chief executive officer, three independent directors under the NASDAQ Marketplace Rules and four persons designated by Chiesi. The number of persons Chiesi is entitled to designate for consideration for election to the Company’s board of directors to the Company’s nominating committee will thereafter depend on the percentage of beneficial ownership of the Company held by Chiesi and its affiliates on a Fully Diluted Basis (as defined in the Governance Agreement), with a maximum of four persons so designated at any time. The Company’s nominating committee will nominate the Company’s chief executive officer and three independent directors.
     The Governance Agreement also provides that during the period beginning on the date of Closing and ending 24 months thereafter (the “Blackout Period”), Chiesi will not directly or indirectly acquire or offer to acquire any shares of Common Stock except (i) with the approval of the Company’s board and a majority of its independent directors, (ii) effected solely to the extent necessary to maintain the beneficial ownership of Chiesi and its affiliates at an amount equal to 51% of the shares of Common Stock on a Fully Diluted Basis (as defined in the Governance Agreement), (iii) pursuant to open market purchases in the same number of shares as certain stockholders of the Company transfer during the same period (iv) in order to effect the acquisition of all of the outstanding capital stock of the Company by Chiesi and/or any of its affiliates, in accordance with the provisions of the Governance Agreement, and (v) pursuant to a mandatory tender offer by Chiesi that Chiesi will be required to make if Chiesi and its affiliates beneficially own 85% or more of the Company’s capital stock on a Fully Diluted Basis (as defined in the Governance Agreement). Also, during the Blackout Period, Chiesi will be prohibited from selling or otherwise transferring any shares of Common Stock except pursuant to a bona fide acquisition of the Company by a third party through a merger, consolidation, stock exchange or tender offer that was not solicited by Chiesi or its affiliates and that was approved by the Company’s board and a majority of its independent directors. The Governance Agreement further imposes certain “standstill” obligations on Chiesi during the Blackout Period, pursuant to which Chiesi and certain related persons are prohibited from soliciting proxies from the Company’s stockholders, participating in a “group” of persons that would be required to file a statement with the Securities and Exchange Commission (the “SEC”) if the group beneficially owned 5% or more of any class of the Company’s voting stock, granting proxies or entering into voting agreements and seeking additional representation on the Company’s board. The Governance Agreement also provides that (i) the Company has a right of first offer with respect to the distribution and marketing in the United States of any pharmaceutical products owned or controlled by Chiesi or any of its affiliates that Chiesi makes available for distribution in the United States and (ii) Chiesi has a right of first offer with respect to the distribution and marketing outside the United States of any pharmaceutical products owned or controlled by the Company that the Company makes available for the distribution in any territory outside the United States.
     The Governance Agreement, including each party’s right of first offer on the other party’s products, will terminate (i) if the Stock Purchase Agreement is terminated prior to Closing; (ii) on the second anniversary of the effective date of the Governance Agreement; or (iii) at the earliest of (A) such time as Chiesi and its affiliates beneficially own Common Stock constituting 100% of all of the outstanding Common Stock on a Fully Diluted Basis (as defined in the Governance Agreement), (B) such time as Chiesi and its affiliates beneficially own Common Stock constituting less than 10% of all of the Common Stock on a Fully Diluted Basis (as defined in the Governance Agreement) or (C) the effective time of a Change in Control (as defined in the Governance Agreement) of the Company. In addition, the Governance Agreement will terminate with respect to any stockholder party thereto at such time as the stockholder is no longer employed by the Company.
     A copy of the Governance Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Governance Agreement is qualified in its entirety by reference to the full text of the Governance Agreement.

Stockholders Agreement
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company, Chiesi and certain stockholders of the Company (Craig A. Collard, the Company’s President and Chief Executive Officer, and Steven M. Lutz, the Company’s Executive Vice President, Manufacturing and Trade, and certain related entities) entered into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which the stockholders agreed not to sell or otherwise transfer a number of shares equal to approximately 80% of the shares of Common Stock held by them as of May 6, 2009 (the “Covered Shares”), subject to certain exceptions described in the Stockholders Agreement. In addition, the stockholders agreed they would not, directly or indirectly, acquire or offer to acquire any shares of Common Stock, subject to certain exceptions described in the Stockholders Agreement. The Stockholders Agreement also provides that beginning on the date on which the restrictions on transfers by the stockholders of the Covered Shares lapse and for a 30 day period thereafter, Chiesi will have the option, exercisable in whole but not in part on a single occasion, to acquire all the stockholders’ Covered Shares, at a price per share of $12.00 (subject to adjustment for any stock split, stock dividend, reverse stock split or similar adjustment). Each stockholder also agreed, subject to certain conditions, that at any meeting of the stockholders of the Company called to consider a transaction in which Chiesi or its affiliate will acquire all the outstanding capital stock of the Company, the stockholder will vote all shares of Common Stock owned by such stockholder at the applicable record date set for such meeting in the same proportions that the shares of Common Stock owned by the other stockholders of the Company (other than Chiesi and its affiliates) are voted on such matter. The Stockholders Agreement will become effective upon the Closing.
     A copy of the Stockholders Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement.
Registration Rights Agreements
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company and Chiesi entered into a Registration Rights Agreement (the “Chiesi Registration Rights Agreement”), pursuant to which the Company agreed to provide registration rights to Chiesi with respect to the shares of Common Stock to be acquired in the Company Stock Sale. Under such agreement, following the Blackout Period, Chiesi will be entitled to require the Company to file with the SEC certain registration statements under the Securities Act of 1933, as amended, (each a “Demand Registration”) with respect to the resale of the shares of Common Stock acquired pursuant to the Initial Stock Purchase Agreement and the Stock Purchase Agreement up to four times, and to include its shares of Common Stock in any registration the Company proposes for its own account or for the account of one or more of its stockholders.
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company and the stockholders of the Company who entered into the Stockholders Agreement also entered into a Registration Rights Agreement (the “Stockholders Registration Rights Agreement”) substantially similar to the Chiesi Registration Rights Agreement. Under such agreement, such stockholders will be entitled to two Demand Registrations during the Blackout Period and three Demand Registrations thereafter. The stockholders will also have the right to include their shares of Common Stock in any registration the Company proposes for its own account or for the account of one or more of its stockholders.

     Copies of the Chiesi Registration Rights Agreement and the Stockholders Registration Rights Agreement are attached hereto as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing description of the Chiesi Registration Rights Agreement and the Stockholders Registration Rights Agreement is qualified in its entirety by reference to the full text of the Chiesi Registration Rights Agreement and the Stockholders Registration Rights Agreement.
Voting Agreements
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company and Chiesi entered into a Voting Agreement (the “Chiesi Voting Agreement”), pursuant to which Chiesi agreed to vote all of its shares of Common Stock in favor of the approval and adoption of the proposed amendment to the Company’s certificate of incorporation.
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company also, on May 6, 2009, entered into a voting agreement with Chiesi and certain stockholders of the Company named therein (the “Stockholders Voting Agreement”), solely with respect to Section 2(b) thereof, which provides that the Company shall not, and is unconditionally instructed not to, permit on its books and records transfers by, issue new certificates to or record any vote of such stockholders, unless such stockholder has complied with the terms of the Stockholders Voting Agreement. Pursuant to the Stockholders Voting Agreement, the stockholders named therein have granted to Chiesi irrevocable proxies over the shares of Common Stock owned by them and agreed to vote the shares of Common Stock owned by them in favor of the Company Stock Sale and approval and adoption of the proposed amendment to the Company’s certificate of incorporation, subject to the terms and conditions of the Stockholders Voting Agreement.
     Copies of the Chiesi Voting Agreement and the Stockholders Voting Agreement are attached hereto as Exhibits 10.7 and 10.8, respectively, and are incorporated herein by reference. The foregoing description of the Chiesi Voting Agreement and the Stockholders Voting Agreement is qualified in its entirety by reference to the full text of the Chiesi Voting Agreement and the Stockholders Voting Agreement.
Employment Agreements
     In connection with and concurrently with the execution and delivery of the Stock Purchase Agreement, the Company entered into employment agreements with the following individuals: Craig A. Collard, Steven M. Lutz, David Price, Joshua Franklin, Brian Dickson, M.D., and Alan Roberts. Each of these individuals other than Mr. Roberts is currently an officer of the Company and has agreed to continue to serve as an officer of the Company, effective as of the Closing. These agreements will become effective only if the Company Stock Sale is consummated.
     Craig A. Collard
     Mr. Collard’s Amended and Restated Employment Agreement provides that Mr. Collard will continue to serve as the Company’s President and Chief Executive Officer. The initial term of the employment agreement will end on the one-year anniversary of the date of the Closing, with automatic renewal for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the end of the then current term or the agreement is terminated. Under the terms of the agreement, Mr. Collard is entitled to a minimum base salary of $394,784, which may be increased from time to time by the Company’s board of directors, and an annual target cash bonus of up to 50% of his then annual base salary. Mr. Collard’s Amended and Restated Employment Agreement also provides that while employed by the Company, Mr. Collard will have full use of the motor vehicle leased by the Company that Mr. Collard is currently using and the Company will pay, or reimburse Mr. Collard for, the lease, including financing payments, automobile insurance, taxes and title fees associated with such vehicle. Mr. Collard will not be eligible to receive any annual equity awards unless otherwise approved by the Company’s board of directors, but will be entitled to participate in all employee bonus and benefit programs of the Company to the extent Mr. Collard’s position, tenure, salary, age, health and other qualifications make him eligible to participate.
     If Mr. Collard’s employment is terminated by the Company without Cause or by Mr. Collard for Good Reason and such termination is not during a Change of Control Period, and if Mr. Collard executes a release and settlement agreement in a form acceptable to the Company, he will be entitled to:
•	a lump sum payment equal to one and a half times his annualized base salary;

•	continuation of benefits for the shorter of 12 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of his target cash bonus; and

•	accelerated vesting of all of his outstanding unvested stock options and restricted stock by one year.
     If Mr. Collard’s employment is terminated by the Company without Cause or by Mr. Collard for Good Reason and such termination is during a Change in Control Period, and if Mr. Collard executes a release and settlement agreement in a form acceptable to the Company, he will be entitled to:
•	a lump sum payment equal to two times his highest annualized base salary during the three-year period prior to the Change in Control;

•	continuation of benefits for the shorter of 24 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of the annual bonus paid or payable for the most recently completed fiscal year; and

•	accelerated vesting of 100% of his outstanding unvested stock options and restricted stock.
     The terms Cause, Good Reason and Change of Control Period are specifically defined in Mr. Collard’s Amended and Restated Employment Agreement. Upon termination of Mr. Collard’s employment, the Company will pay, or reimburse Mr. Collard for, the balance of the remaining lease payments on the vehicle provided by the Company for his use, and will assign and transfer title and other appropriate evidence of ownership of the vehicle to him in exchange for $100.00.
     Under the terms of his Amended and Restated Employment Agreement, Mr. Collard agreed not to compete with the Company during his employment with the Company and if his employment is terminated, for (i) one and a half years following a termination without Cause or for Good Reason and not during a Change of Control Period, (ii) two years following a termination without Cause or for Good Reason during a Change of Control Period and (iii) one year following a termination under any other circumstances. Mr. Collard also agreed to a provision that prohibits him from soliciting, among others, the Company’s employees and customers during the term of his employment and for one year following the termination of his employment. The Amended and Restated Executive Employment Agreement also contains customary provisions relating to confidentiality, proprietary information and non-disparagement.

     A copy of Mr. Collard’s Amended and Restated Executive Employment Agreement is attached hereto as Exhibit 10.9 and is incorporated herein by reference. The foregoing description of Mr. Collard’s Amended and Restated Executive Employment Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Executive Employment Agreement.
Steven M. Lutz
     Mr. Lutz’s Amended and Restated Employment Agreement provides that he will continue to serve as the Company’s Executive Vice President, Manufacturing and Trade. The initial term of the employment agreement will end on the one-year anniversary of the date of the Closing, with automatic renewal for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the end of the then current term or the agreement is terminated. Under the terms of the agreement, Mr. Lutz is entitled to a minimum base salary of $260,000, which may be increased from time to time by the Company’s board of directors, an annual target cash bonus of up to 40% of his then annual base salary. Mr. Lutz’s Amended and Restated Employment Agreement also provides that while employed by the Company, Mr. Lutz will have full use of the motor vehicle leased by the Company that Mr. Lutz is currently using and the Company will pay, or reimburse Mr. Lutz for, the lease, including financing payments, automobile insurance, taxes and title fees associated with such vehicle. Mr. Lutz will not be eligible to receive any annual equity awards unless otherwise approved by the Company’s board of directors, but will be entitled to participate in all employee bonus and benefit programs of the Company to the extent Mr. Lutz’s position, tenure, salary, age, health and other qualifications make him eligible to participate.
     If Mr. Lutz’s employment is terminated by the Company without Cause or by Mr. Lutz for Good Reason, and if Mr. Lutz executes a release and settlement agreement in a form acceptable to the Company, he will be entitled to:
•	a lump sum payment equal to one times his annualized base salary;

•	continuation of benefits for the shorter of 12 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of his target cash bonus;

•	if such termination did not occur during a Change of Control Period, accelerated vesting of all of his outstanding unvested stock options and restricted stock by one year; and

•	if such termination occurred during a Change of Control Period, accelerated vesting of 100% of his outstanding unvested stock options and restricted stock.
The terms Cause, Good Reason and Change of Control Period are specifically defined in Mr. Lutz’s Amended and Restated Employment Agreement.
     Under the terms of his Amended and Restated Employment Agreement, Mr. Lutz agreed not to compete with the Company during his employment with the Company and for year following termination of his employment. Mr. Lutz also agreed to a provision that prohibits him from soliciting, among others, the Company’s employees and customers during the term of his employment and for one year following the termination of his employment. The Amended and Restated Employment Agreement also contains customary provisions relating to confidentiality, proprietary information and non-disparagement.
     A copy of Mr. Lutz’s Amended and Restated Executive Employment Agreement is attached hereto as Exhibit 10.10 and is incorporated herein by reference. The foregoing description of Mr. Lutz’s

Amended and Restated Executive Employment Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Executive Employment Agreement.
David Price, Brian Dickson, M.D., Joshua Franklin and Alan Roberts
     Each of the employment agreements (collectively, the “Executive Employment Agreements”) of David Price, Brian Dickson, M.D., Joshua Franklin and Alan Roberts (collectively, the “Executives”) provide that such Executives will, with respect to Mr. Price, continue to serve as the Executive Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, with respect to Dr. Dickson, continue to serve as Chief Medical Officer of the Company, with respect to Mr. Franklin, continue to serve as Vice President, Sales and Marketing of the Company, and with respect to Mr. Roberts, serve as Vice President, Scientific Affairs of the Company. The initial term of each Executive Employment Agreement will end on the one year anniversary of the date of the Closing, with automatic renewal for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the end of the then current term or the agreement is terminated. Under the terms of the Executive Employment Agreements, each Executive is entitled to a minimum base salary of $288,791, with respect to Mr. Price, $281,216, with respect to Dr. Dickson, $222,600, with respect to Mr. Franklin and $225,000, with respect to Mr. Roberts, which may be increased from time to time by the Company’s board of directors, an annual target cash bonus of up to 35% of his then annual base salary and, with respect to Mr. Price, Mr. Franklin and Mr. Roberts a monthly car allowance of $850. Dr. Dickson’s Executive Employment Agreement provides that while employed by the Company, Dr. Dickson will have full use of the motor vehicle leased by the Company that Dr. Dickson is currently using and the Company will pay, or reimburse Dr. Dickson for, the lease, including financing payments, automobile insurance, taxes and title fees associated with such vehicle. Under each Executive Employment Agreement, the Company has agreed to grant each Executive an option to purchase 50,000 shares of Common Stock, and each Executive will be eligible to receive an annual performance-based equity award in the form of an option to purchase, in whole or in part, up to 50,000 shares of Common Stock in each of the year 2010, 2011 and 2012, vesting ratably over a four-year period. For a period of two years, Executives may not, directly or indirectly, transfer any of his vested covered shares except as permitted under the Executive Employment Agreements.
     If an Executive’s employment is terminated by the Company without Cause or by such Executive for Good Reason and if such Executive executes a release and settlement agreement in a form acceptable to the Company, he will be entitled to:
•	a lump sum payment equal to one times his annualized base salary;

•	continuation of benefits for the shorter of 12 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of his target cash bonus;

•	if such termination did not occur during a Change of Control Period, accelerated vesting of all of his outstanding unvested stock options and restricted stock by one year; and

•	if such termination occurred during a Change of Control Period, accelerated vesting of 100% of his outstanding unvested stock options and restricted stock.
The terms Cause, Good Reason and Change of Control Period are specifically defined in the Executive Employment Agreements.
     Under the terms of the Executive Employment Agreements, each Executive agreed not to compete with the Company during his employment with the Company and for one year following termination of such Executive’s employment. Each Executive also agreed to a provision that prohibits him from soliciting, among others, the Company’s employees and customers during the term of his employment and for one year following the termination of his employment. The Executive Employment Agreements also contain customary provisions relating to confidentiality, proprietary information and non-disparagement.
     Copies the Executive Employment Agreements are attached hereto as Exhibits 10.11, 10.12 and 10.13, respectively, and are incorporated herein by reference. The foregoing description of the Executive Employment Agreements is qualified in its entirety by reference to the full text of the Executive Employment Agreements.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure relating to the proposed Company Stock Sale pursuant to the Stock Purchase Agreement set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
     The disclosure relating to the proposed Company Stock Sale pursuant to the Stock Purchase Agreement set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of David Price as Principal Accounting Officer
     As previously announced, Chenyqua M. Baldwin, the Company’s former Vice President, Finance, Chief Accounting Officer and Controller, notified the Company that she would be resigning effective on or about May 6, 2009. Ms. Baldwin’s last day of employment with the Company was May 7, 2009, at which time David Price, the Company’s Executive Vice President, Finance and Chief Financial Officer, assumed her duties as the Company’s principal accounting officer.
     Biographical and other information regarding Mr. Price, including his current employment arrangements with the Company, can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and the Company’s proxy statement for its 2009 annual meeting of stockholders, which were filed with the SEC on March 26, 2009 and April 24, 2009, respectively. Information regarding Mr. Price’s Executive Employment Agreement with the Company that will become effective if the proposed Company Stock Sale is consummated is disclosed above in Item 1.01. Such information is incorporated herein by reference and is qualified in its entirety by reference to the full text of Mr. Price’s Executive Employment Agreement, a copy of which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.
Compensatory Arrangements with Craig Collard, David Price and Brian Dickson, M.D.
     The descriptions of Mr. Collard’s Amended and Restated Executive Employment Agreement, Dr. Dickson’s Executive Employment Agreement and Mr. Price’s Executive Employment Agreement contained in Item 1.01 above are incorporated into this Item 5.02 by reference. Such descriptions are qualified in their entirety by reference to the full text of Mr. Collard’s Amended and Restated Executive

Employment Agreement, Dr. Dickson’s Executive Employment Agreement and Mr. Price’s Executive Employment Agreement, copies of which are attached hereto as Exhibits 10.9, 10.11 and 10.12, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See the Exhibit Index attached hereto.
Important Information
     The Company will file a proxy statement with the SEC in connection with the proposed transaction contemplated by the Stock Purchase Agreement. Investors are urged to read any such proxy statement, when available, which will contain important information. Investors and security holders are urged to read the proxy statement carefully when it becomes available, because it will contain important information about the Company and the transaction. A definitive proxy statement will be sent to stockholders of the Company seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company’s website at www.crtx.com. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, attention: Chief Financial Officer.
Participants in Solicitation
     The Company and its directors, members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction. Information about the Company and its directors and executive officers can be found in the Company’s Proxy Statement for its 2009 annual meeting of stockholders and its Annual Report on Form 10-K for the year ended December 31, 2008 previously filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the transaction when it becomes available.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Dated: May 12, 2009	By:	/s/ Craig A. Collard
Craig A. Collard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 10.1	Stock Purchase Agreement, dated as of May 6, 2009, by and between Chiesi Farmaceutici SpA and the Company.

Exhibit 10.2	License and Distribution Agreement, dated as of May 6, 2009, between Chiesi Farmaceutici SpA and the Company.

Exhibit 10.3	Governance Agreement, dated as of May 6, 2009, by and among the Company, Chiesi Farmaceutici SpA and, solely with respect to the sections identified therein, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd. and Lutz Family Limited Partnership.

Exhibit 10.4	Stockholders Agreement, dated as of May 6, 2009, by and among the Company, Chiesi Farmaceutici SpA, Craig A. Collard, Steven M. Lutz, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd. and Lutz Family Limited Partnership.

Exhibit 10.5	Registration Rights Agreement, dated as of May 6, 2009, by and between the Company and Chiesi Farmaceutici SpA.

Exhibit 10.6	Registration Rights Agreement, dated as of May 6, 2009, by and among the Company, Craig A. Collard, Steven M. Lutz, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd. and Lutz Family Limited Partnership.

Exhibit 10.7	Voting Agreement, dated as of May 6, 2009, by and between the Company and Chiesi Farmaceutici SpA.

Exhibit 10.8	Voting Agreement, dated as of May 6, 2009, by and among Chiesi Farmaceutici SpA, Craig A. Collard, Steven M. Lutz, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd., Lutz Family Limited Partnership, Brian Dickson, M.D., Joshua Franklin, David Price, Alan Roberts and, solely with respect to Section 2(b) thereof, the Company.

Exhibit 10.9	Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Craig A. Collard.

Exhibit 10.10	Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Steven M. Lutz.

Exhibit 10.11	Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and David Price.

Exhibit 10.12	Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Brian Dickson, M.D.

Exhibit 10.13	Amended and Restated Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Joshua Franklin.

Exhibit 10.14	Executive Employment Agreement, dated as of May 6, 2009, by and between the Company and Alan Roberts.